Exhibit 10.5(1)

EXTENSION AND WAIVER AGREEMENT

THIS EXTENSION AND WAIVER AGREEMENT (the "Agreement"), dated as of March 4, 2016, is entered into by and among AgEagle Aerial Systems, Inc., a Nevada corporation (the "Company"), and the person identified as the "Holder" on the signature page hereto (the "Holder").

WHEREAS, on or about May 11, 2015, the Company and the Holder closed a Securities Purchase Agreement, dated as of May 6, 2015 (the "SPA"), pursuant to which the Holder purchased from the Company an 8% Convertible Debenture having a principal amount of $450,000 (the "Debenture");

WHEREAS, the Maturity Date of the Debenture is currently November 6, 2016;

WHEREAS, Paragraph 4.3(a) of the SPA requires that the Company make a primary offering of its common stock on an effective registration statement on Form S-1 on or before September 30, 2015 (such date, or such earlier date that such S-I registration statement is declared effective by the Securities and Exchange Commission, the "Public Offering Date");

WHEREAS, Paragraph 4.3(b) of the SPA requires that the Company cause its common stock to be registered under Section I2(g) of the Securities Exchange Act of 1934 on or before the Public Offering Date (the date of effectiveness of such registration, the "Going Public Date");

WHEREAS, Paragraph 2(a) of the Debenture requires that the Company pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 8% per annum, payable quarterly on January 1, April 1, July 1, and October 1, beginning on the first such date after the May 6, 2015, original issue date of the Debenture;

WHEREAS, the Company is currently in default of each of its above-referenced obligations under the SPA and the Debenture;

WHEREAS, so long as the Debenture is outstanding, Section 4.12(a) of the SPA grants to the Holder the right to participate in up to 100% of any Subsequent Financing as such term is defined therein;

WHEREAS, the Company has negotiated the terms of a Stock Purchase Agreement with Raven Industries, Inc. ("Raven") by which the Company is to sell to Raven 400,000 "unregistered" and "restricted" shares of its common stock at an aggregate purchase price of $500,000 (the "Raven Agreement");

WHEREAS, Paragraph 1.2(b)(i) of the Raven Agreement requires as conditions to closing thereof that the Holder shall have entered into an amendment to the SPA and the Debenture pursuant to which: (a) the existing defaults under the Debentures are irrevocably waived and the maturity date thereof is extended to November 6, 2017; and (b) Section 4.12 of the SPA shall be amended to provide that (i) the Holder shall have a right to initially purchase only up to 50% of any New Securities issued in a Subsequent Financing and, i f  and only i f  Raven has exercised its right to purchase less than 50% of any New Securities in a Subsequent Financing, then the Holder shall have a secondary right of first refusal to purchase any New Securities not purchased by Raven in a Subsequent Financing; and (ii) if the Holder purchases less than 50% of such New Securities, then Raven shall have a right to purchase such New Securities not purchased by the Holder;

WHEREAS, Paragraph I .2(b)(ii) of the Raven Agreement further requires as a condition to closing thereof that the Holder shall have waived any rights to participate in the issuance and sale of the 400,000 shares of the Company's common stock to Raven as contemplated thereunder;

WHEREAS, Paragraph 5.5 of the SPA provides that no provision thereof may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Holder;

NOW THEREFORE, in consideration of ten dollars ($10) and the mutual covenants and other agreements contained in this Agreement, the Company and the Holder hereby agree as follows:

1. The Maturity Date of the Debenture is hereby extended to November 6, 2017.

2. The Holder hereby permanently waives all rights and remedies, of whatever nature, that it may have with respect to the Company's failure to meet the Public Offering Date deadline and the Going Public Date deadline set forth in the SPA.

3. The Holder hereby permanently waives all rights and remedies, of whatever nature, that it may have with respect to the Company's failure to pay interest on the Debenture through the date hereof.

4. Section  4.12 of the SPA shall be amended to provide that (i) the Holder shall have a right to initially purchase only up to 50% of any New Securities issued in a Subsequent Financing and, if and only if Raven has exercised its right to purchase less than 50% of any New Securities in a Subsequent Financing, then the Holder shall have a secondary right of first refusal to purchase any New Securities not purchased by Raven in a Subsequent Financing; and (ii) if the Holder purchases less than 50% of such New Securities, then Raven shall have a right to purchase such New Securities not purchased by the Holder.

5. The Holder hereby waives any and all any rights to participate in the issuance and sale of the 400,000 shares of the Company's common stock to Raven as contemplated under the terms of the Raven Agreement.

6. Subject to the modifications and amendments provided herein, the SPA and the Debenture (collectively, the "Transaction Documents") shall remain in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Holder, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Holder reserves all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

7. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

“The Company”

AGEAGLE AERIAL SYSTEMS, INC.

/s/ Bret Chilcott
By: Bret Chilcott
Its: President

“Holder”

ALPHA CAPITAL ANSTALT

/s/ Konrad Ackermann
By: Konrad Ackermann
Its: Director